UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 30, 2024

THE SHYFT GROUP, INC.
(Exact Name of Registrant as Specified in its Charter)

Michigan	001-33582	38-2078923
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

41280 Bridge Street, Novi, Michigan 48375
(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (517) 543-6400

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock	SHYF	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 30, 2024, the Board of Directors of The Shyft Group, Inc. (“Shyft” or the “Company”) terminated, without cause, the employment of Colin Hindman, Shyft’s current Chief Human Resources Officer, effective June 14, 2024. Mr. Hindman will cease serving as an officer of the Company on June 3, 2024, and will transition his duties over the subsequent two weeks. In addition to accrued compensation and benefits, Mr. Hindman is expected to receive substantially the compensation and benefits to which he is entitled under the Company’s Executive Severance Plan for a termination without cause. The Company expects to enter into a transition and separation agreement with Mr. Hindman to memorialize the terms of his departure from the Company.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SHYFT GROUP, INC.

Dated: June 3, 2024	By:	/s/ Joshua A. Sherbin
	Name:	Joshua A. Sherbin
	Title:	Chief Legal Officer and Chief Administrative Officer